GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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February 18, 2010

German American Signs Agreement to Enter Evansville, Indiana Banking Market
German American to add two bank branches to its southern Indiana base

JASPER, Ind. — German American Bancorp, Inc. (NASDAQ: GABC) announced its banking subsidiary had agreed to purchase two Farmers State Bank offices in Evansville, Ind.

The transaction, expected to be accretive to German American’s earnings per share within the first six months following completion, will allow German American to expand its geographic footprint to the Southern Indiana markets of Evansville and Newburgh in Vanderburgh and Warrick Counties, respectively. The proposed transaction, which is subject to the approval of bank regulatory authorities and other conditions, is expected to be effective within the next 60 to 90 days.

“The addition of these locations provides an ideal entry point to expand our existing footprint and build a major presence in Evansville’s growing market,” said Mark Schroeder, Chairman and Chief Executive Officer of German American. “As a southern-Indiana-based community-focused banking and financial services company, we already have clients in the Evansville metropolitan market and understand the potential growth this market can provide.”

With the addition of the Evansville locations, German American will operate 30 banking offices in 12 southern Ind. counties.

“We are pleased to complete this transaction with German American,” said Thomas W. Franks, Chairman of Farmers State Bank. “While our entry into the Evansville market as an Illinois domiciled bank has been very successful, this transaction will allow our clients to work directly with German American, while enabling us to focus on the expansion of our southern-Illinois-based operations.  I would like to personally thank the citizens of Vanderburgh and Warrick Counties for their tremendous support and assure them they will be in great hands with German American.”

“Since Farmers State Bank entered the Evansville market nearly four years ago, it has experienced steady growth of loans and deposits,” Schroeder added. “We look forward to working with Doug Diekmann, Market President, and his Evansville team to further enhance these growth opportunities under the German American brand. We believe that customers will be very receptive to our comprehensive banking, insurance and investment lines of business and the personalized delivery that is a hallmark of our community banking roots.”

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

 2 of 2
About German American

German American Bancorp, Inc. is a NASDAQ-traded (symbol GABC) financial services holding company. Following completion of the transaction, German American, through its principal banking subsidiary German American Bancorp, will operate 30 retail banking offices in 12 southern Ind. counties. The company also owns a trust, brokerage and financial planning subsidiary, operated from its banking offices, and a full service property and casualty insurance agency with seven offices throughout southern Ind.

Forward Looking Statements

The Company's statements in this press release regarding the Company's expectations that the proposed purchase of branches will be accretive to earnings within six months of completion, and concerning the Company's growth expectations in the Evansville market, are "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include changes in interest rates; changes in competitive conditions; changes in customer borrowing, repayment, investment and deposit practices; unexpected difficulties in integrating the new branches into German American;  unexpected losses of customer accounts or employees; continued deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration and dampened loan demand; and other factors disclosed from time to time in German American's reports filed with the Securities and Exchange Commission.  These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.